Exhibit (d)(2)

                            SUBMANAGEMENT AGREEMENT

     SUBMANAGEMENT AGREEMENT, dated as of January 1, 2001, by and between Domini Social Investments LLC, a Massachusetts limited liability company ("DSI" or the "Manager"), and State Street Bank and Trust Company, a Massachusetts trust company acting through its division, State Street Global Advisors ("SSgA" or the "Submanager").

     WITNESSETH:

     WHEREAS, the Domini Social Index Portfolio (the "Portfolio") engages in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (collectively with the rules and regulations promulgated thereunder, the "1940 Act"); and

     WHEREAS, DSI has entered into a Management Agreement (the "Management Agreement") with the Portfolio wherein DSI has agreed to serve as Manager to the Portfolio;

     WHEREAS, DSI desires to retain the Submanager to furnish it with portfolio investment advisory services in connection with DSI's investment advisory activities on behalf of the Portfolio, and the Submanager is willing to furnish such services to DSI;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto as herein set forth, the parties covenant and agree as follows:

     1. APPOINTMENT OF SSGA.

     In accordance with and subject to the Management Agreement between the Portfolio and the Manager, the Manager hereby retains SSgA to act as the Submanager for the Portfolio for the period and on the terms set forth in this Agreement. The Submanager accepts such appointment and agrees to provide an investment program for the Portfolio for the compensation provided by this Agreement.

     2. DUTIES OF THE SUBMANAGER.

     The Submanager shall provide the Portfolio and the Manager with such investment advice and supervision as the Manager may from time to time consider necessary for the proper supervision of such portion of the Portfolio's investment assets as the Manager may designate from time to time. Notwithstanding any provision of this Agreement, the Manager shall retain all rights and ultimate responsibilities to supervise and, in its discretion, conduct investment activities relating to the Portfolio.

     The Submanager shall furnish continuously an investment program and shall determine from time to time what securities shall be purchased, sold or exchanged and what portion of the assets of the Portfolio allocated by the Manager to the Submanager shall be held uninvested, subject always to the restrictions of the Portfolio's Declaration of Trust, dated June 7, 1989, and

By-laws, as each may be amended from time to time (respectively, the "Declaration" and the "By-Laws"), the provisions of the 1940 Act, and the then-current registration statement of the Portfolio and, subject further, to the Submanager notifying the Manager in advance of the Submanager's intention to purchase any securities except insofar as the requirement for such notification may be waived or limited by the Manager, it being understood that the Submanager shall be responsible for compliance with any restrictions imposed in writing by the Manager from time to time in order to facilitate compliance with the above-mentioned restrictions and such other restrictions as the Manager may determine. Further, the Manager or the Trustees of the Portfolio may at any time, upon written notice to the Submanager, suspend or restrict the right of the Submanager to determine what securities shall be purchased or sold on behalf of the Portfolio and what portion, if any, of the assets of the Portfolio allocated by the Manager to the Submanager shall be held uninvested. The Manager acknowledges that any such suspension or restriction may prevent the Submanager from furnishing an investment program in accordance with the Portfolio's then-current registration statement and that any such failure directly resulting from such suspension or restriction shall not constitute a breach of the Submanager's duties hereunder. The Submanager shall also, as requested, make recommendations to the Manager as to the manner in which proxies, voting rights, rights to consent to corporate action and any other rights pertaining to the Portfolio's portfolio securities shall be exercised. Should the Board of Trustees of the Portfolio or the Manager at any time, however, make any definite determination as to an investment policy applicable to the Portfolio and notify the Submanager thereof in writing, the Submanager shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked.

     The Submanager shall take, on behalf of the Portfolio, all actions which it deems necessary to implement the investment policies determined as provided above and, in particular, to place all orders for the purchase or sale of securities for the Portfolio's account with the brokers or dealers selected by it (including State Street Capital Markets LLC, an affiliate of the Submanager who, in accordance with applicable laws, may place trades for the Portfolio on the floor of a national securities exchange), and to that end the Submanager is authorized as the agent of the Portfolio to give instructions to the custodian or any subcustodian of the Portfolio as to deliveries of securities and payments of cash for the account of the Portfolio. The Submanager will advise the Manager on the same day it gives any such instructions. In connection with the selection of such brokers or dealers and the placing of such orders, brokers or dealers may be selected who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) to the Portfolio and/or the other accounts over which the Submanager, the Manager or a respective "affiliated person" thereof exercises investment discretion. The Submanager is authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Portfolio which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Submanager determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer. This determination may be viewed in terms of either that particular transaction or the overall responsibilities which the Submanager, the Manager and any "affiliated person" thereof have with respect to accounts over which they exercise investment discretion. In making purchases or sales of securities or other property for the account of the Portfolio, the Submanager may deal with itself or with the Trustees of the Portfolio or the Portfolio's underwriter or distributor to the extent such actions are permitted by the 1940 Act. The Board of Trustees of the Portfolio, in its discretion, may instruct the Submanager to effect all or a portion of its securities transactions with one or more brokers and/or dealers selected by the Board of Trustees if it determines that the use of such brokers and/or dealers is in the best interest of the Portfolio. In this event, the Submanager shall not be liable for the acts or omissions of the brokers and/or dealers so elected.

     3. ALLOCATION OF CHARGES AND EXPENSES.

     The Submanager shall furnish at its own expense all necessary services, facilities and personnel in connection with its responsibilities under Section 2 above. Except as provided in the foregoing sentence, it is understood that the Portfolio will pay all of its own expenses including, without limitation, organization costs of the Portfolio; compensation of Trustees who are not "interested persons" of the Portfolio; governmental fees; interest charges; loan commitment fees; taxes; membership dues in industry associations allocable to the Portfolio; fees and expenses of independent auditors, legal counsel and any transfer agent, distributor, registrar or dividend disbursing agent of the Portfolio; expenses relating to the issuance and redemption of beneficial interests in the Portfolio and servicing investor accounts; expenses of preparing, typesetting, printing and mailing investor reports, notices, proxy statements and reports to governmental officers and commissions and to investors in the Portfolio; expenses connected with the execution, recording and settlement of security transactions; insurance premiums; fees and expenses of the custodian for all services to the Portfolio, including safekeeping of funds and securities and maintaining required books and accounts; expenses of calculating the net asset value of the Portfolio (including but not limited to the fees of independent pricing services); expenses of meetings of the Portfolio's investors; and such non-recurring or extraordinary expenses as may arise, including those relating to actions, suits or proceedings to which the Portfolio may be a party and the legal obligation which the Portfolio may have to indemnify its Trustees and officers with respect thereto.

     4. COMPENSATION OF THE SUBMANAGER.

     For the services to be rendered by the Submanager hereunder, the Manager shall pay to the Submanager a fee computed as specified in the Schedule A which is attached hereto and made a part of this Agreement. Such compensation shall be paid to the Submanager at the end of each month, and calculated by applying a daily rate, based on the annual percentage rates as specified in the attached Schedule A, to the assets. The fee calculation shall be based on the Portfolio's average daily net assets for the month involved. If SSgA serves as Submanager for less than the whole of any period specified in this Section 4, the compensation to SSgA, as Submanager, shall be prorated.

     5. COVENANTS OF THE SUBMANAGER.

     The Submanager agrees that it will not deal with itself, or with the Trustees of the Portfolio or the Portfolio's principal underwriter or distributor, if any, as principals in making purchases or sales of securities or other property, except as permitted by the 1940 Act, will not take a long or short position in beneficial interests of the Portfolio, except as permitted by the Declaration, and will comply with all other provisions of the Declaration and By-Laws and the then-current registration statement of the Portfolio relative to the Submanager and its directors and officers.

     6. LIMITATION OF LIABILITY OF THE SUBMANAGER.

     The Submanager shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution of securities transactions for the Portfolio, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder. As used in this Section 6, the term "Submanager" shall include directors, officers and employees of the Submanager as well as the Submanager itself. The Portfolio is expressly made a third party beneficiary of this Agreement and may enforce any obligations of the Submanager under this Agreement and recover directly from the Submanager for any liability the Submanager may have hereunder.

     7. ACTIVITIES OF THE SUBMANAGER.

     The services of the Submanager to the Portfolio are not to be deemed to be exclusive, the Submanager being free to render investment advisory, administrative and/or other services to others. It is understood that Trustees, officers and investors of the Portfolio or the Manager are or may be or may become interested in the Submanager as directors, officers, employees or otherwise and that directors, officers and employees of the Submanager are or may become similarly interested in the Portfolio or the Manager and that the Submanager may be or may become interested in the Portfolio as an investor or otherwise.

     8. DURATION, TERMINATION AND AMENDMENTS OF THIS AGREEMENT.

     This Agreement shall become effective as of January 1, 2001, shall govern the relations between the parties hereto thereafter and shall remain in force until June 26, 2002, on which date it will terminate unless its continuance after June 26, 2002 is "specifically approved at least annually" (a) by the vote of a majority of the Trustees of the Portfolio who are not "interested persons" of the Portfolio or of DSI or the Submanager at a meeting specifically called for the purpose of voting on such approval and (b) by the Board of Trustees of the Portfolio or by "vote of a majority of the outstanding voting securities" of the Portfolio. Notwithstanding the immediately preceding sentence of this Section 8, this Agreement shall terminate on May 31, 2001 unless on or before such date this Agreement is approved by the holders of beneficial interests in the Portfolio in accordance with the 1940 Act. The foregoing requirement that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner consistent with the 1940 Act.

     This Agreement may be terminated at any time without the payment of any penalty by (i) the Trustees of the Portfolio, (ii) the "vote of a majority of the outstanding voting securities" of the Portfolio or (iii) DSI with the prior consent of the Trustees of the Portfolio, in each case on not more than 60 days' nor less than 30 days' written notice to the other party. This Agreement may be terminated at any time without the payment of any penalty by the Submanager on not less than 90 days' written notice to the Manager and the Trustees of the Portfolio.

     This Agreement shall automatically terminate in the event of its "assignment." This Agreement constitutes the entire agreement between the parties and may be amended only if such amendment is approved by the parties hereto, the Trustees of the Portfolio and the "vote of a majority of the outstanding voting securities" of the Portfolio (except for any such amendment as may be effected in the absence of such vote without violating the 1940 Act or any exemptive order granted thereunder).

     The terms "specifically approved at least annually," "vote of a majority of the outstanding voting securities," "assignment," "affiliated person" and "interested persons," when used in this Agreement, shall have the respective meanings specified in, and shall be construed in a manner consistent with, the 1940 Act, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under the 1940 Act.

     9. GOVERNING LAW.

     This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the Commonwealth of Massachusetts; provided, however, that nothing herein will be construed in a manner inconsistent with the 1940 Act, the Investment Advisers Act of 1940 or any rules or regulations of the Securities and Exchange Commission thereunder.


                           [Signature page follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered in their names and on their behalf by the undersigned, thereunto duly authorized, all as of the day and year first above written.

                                   STATE STREET BANK AND TRUST
                                   COMPANY, A MASSACHUSETTS TRUST COMPANY
                                   ACTING THROUGH ITS DIVISION, STATE STREET
                                   GLOBAL ADVISORS


                                   By:    John R. Serhant
                                   Title: Executive Vice President
                                          John R. Serhant

                                   DOMINI SOCIAL INVESTMENTS LLC


                                   By:    David P. Wieder
                                   Title: Managing Principal & CEO

                                                                     SCHEDULE A



Pursuant to Section 4, the Manager shall pay the Submanager compensation at the following annual rates:

              0.02% of the first $1 billion of net assets managed
              0.01% of the next $1 billion of net assets managed
             0.075% of net assets managed in excess of $2 billion


In no event shall the fees paid by the Manager to the Submanager pursuant to this Agreement be less than $300,000 per year.